                                                                     EXHIBIT 3.1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                    MODUS MEDIA INTERNATIONAL HOLDINGS, INC.

                    Pursuant to Sections 242 and 245
                         of the General Corporation Law
                            of the State of Delaware

     MODUS MEDIA INTERNATIONAL HOLDINGS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

     1. The name of the corporation was originally Modus Media International, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 5, 1997. On December 10, 1997, the Corporation filed an Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware changing its name to Modus Media International Holdings, Inc.

     2. This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation, as amended, and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law, and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of
Section 228 of the General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing). The resolution setting forth the Amended and Restated Certificate of Incorporation is as follows:

RESOLVED:  That the Certificate of Incorporation of the Corporation, as amended,
--------
be and hereby is amended and restated in its entirety so that the same shall read as follows:

     FIRST. The name of the Corporation is Modus Media International Holdings, Inc.

     SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 62,320,000 shares, consisting of
(i) 60,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), (ii) 2,200,000 shares of non-voting Common Stock, $.01 par value per share ("Non-Voting Common Stock"), and (iii) 120,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). The holders of Common Stock, Non-Voting Common Stock and Preferred Stock of the Corporation are referred to herein as the "Stockholders." The Common Stock, Non-Voting Common Stock and Preferred Stock of the Corporation are referred to herein as "Stock."

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

     A.  COMMON STOCK.
         ------------

          1.  General. The voting, dividend and liquidation rights of the
              -------
holders of the Common Stock and Non-Voting Common Stock are subject to and qualified by the rights of the holders of any outstanding Preferred Stock.

          2.  Voting. The holders of the Common Stock are entitled to one vote
              ------
for each share held at all meetings of Stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The holders of the Non-Voting Common Stock shall have no voting rights.

          The number of authorized shares of Common Stock and Non-Voting Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of Delaware.

          3.  Dividends. Dividends may be declared and paid on the Common Stock
              ---------
and Non-Voting Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. No dividend shall be declared or paid on the Common Stock, unless a per share dividend of like kind and amount is concurrently declared and paid on the Non-Voting Common Stock, and no dividend shall be declared or paid on the Non-Voting Common Stock unless a per share dividend of like kind and amount is concurrently declared and paid on the Common Stock.

          4.  Liquidation. Upon the dissolution or liquidation of the
              -----------
Corporation, whether voluntary or involuntary, holders of Common Stock and Non-Voting Common Stock will be entitled to receive all assets of the Corporation available for distribution to its Stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

     B.  PREFERRED STOCK.
         ---------------

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally to or be junior to the Preferred Stock or any other series to the extent permitted by law. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, including any terms of Preferred Stock, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     FIFTH.

     A.  Restrictions on Transfer. No Stockholder may sell, transfer, assign,
         ------------------------
give, encumber, pledge or otherwise dispose of ("Transfer") all or any part of its shares of

Stock in the Corporation (whether voluntarily, involuntarily or by operation of law), except that a Stockholder may Transfer any or all of its shares of Stock, subject to compliance with the provisions of Sections B and C below:

          1.  to the Corporation;

          2.  to any other Stockholder;

          3.  by gift, bequest or operation of the laws of descent;

          4. to an entity unaffiliated with the Corporation pursuant to a merger, consolidation, stock-for-stock exchange or similar transaction involving the Corporation;

          5.  if such Stockholder is a partnership, to its partners;

          6. pursuant to a transaction which would be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of the exemption provided by Section 4(2) of the Securities Act if the transferor were the issuer of the shares, provided that the transferee is an "Accredited Investor" within the meaning of Rule 501(a) promulgated under the Securities Act; or

          7. pursuant to an effective registration statement under the Securities Act.

          Any such permitted transferee pursuant to clauses (2), (3), (5) or (6) shall receive and hold such shares or portion thereof subject to the terms hereof and the obligations of the transferor Stockholder, and there shall be no further transfer of such shares in the Corporation or portion thereof except in accordance with the terms of this Article FIFTH.

          Each certificate for shares of Stock shall bear a legend in substantially the following form:

          "The sale, assignment, pledge, encumbrance or other transfer of the shares represented by this certificate is subject to restrictions, and such shares are subject to certain mandatory transfers, as provided in the Amended and Restated Certificate of Incorporation of the Corporation, a copy of which is on file at the principal executive offices of the Corporation."

          Until the Corporation has received and opinion of counsel reasonably satisfactory to it that shares of Stock may be Transferred in a transaction involving a public offering within the meaning of the Securities Act without registration thereunder, or are being sold pursuant to a registration statement thereunder, each certificate for shares of Stock shall bear the following legend:

          "The shares represented by this certificate were issued without registration under the Securities Act of 1933, as amended, and may not be sold, assigned, pledged, encumbered or otherwise transferred unless such shares have been registered under the Act or the Corporation has received an opinion of counsel reasonably satisfactory to it that such registration is not required."

Appropriate stop transfer notations shall be entered in the books of the Corporation, and no Transfer shall be recorded therein except upon compliance with the conditions of the foregoing legend.

          The provisions of this Article FIFTH (including the provisions of Sections B and C below) (i) shall terminate and be of no further force and effect upon the closing of, and shall not apply to shares sold as a part of, the initial public offering of equity securities of the Corporation registered under the Securities Act (the "Initial Public Offering"), and (ii) shall not apply to any Transfer of shares of Stock by Stream International Inc. (f/k/a Stream International Holdings Inc.) to its stockholders.

     B.  Additional Limitations on Transfer.
         ----------------------------------

          1. Notwithstanding the provisions of Section A above, no Transfer of the shares of Stock shall be made if, in the opinion of outside counsel to the Corporation, such Transfer (i) may not be effected without registration under the Securities Act or (ii) would result in the violation of any applicable state securities laws. Any attempted Transfer of shares of Stock which does not comply with the applicable provisions of this Article FIFTH shall be null and void. The Corporation shall not cooperate with or record on its books any Transfer of shares of Stock not Transferred in accordance with this Article FIFTH, nor shall the Corporation be liable to any Stockholder or Transferee for any damages, losses or expenses, or be subject to any other remedy, as a consequence of any actions taken or not taken by the Corporation hereunder.

          2. A permitted transferee of the shares of a Stockholder, or any portion thereof, shall become a Stockholder entitled to all the rights of a Stockholder if, and only if:

          (a) the transferee or the transferor pays to the Corporation all costs and expenses incurred in connection with such Transfer, including specifically, without limitation, costs incurred in the review and processing of the Transfer; and

          (b) the transferee executes and delivers such instruments, in form and substance satisfactory to the Corporation, as may be necessary or desirable to effect such Transfer and to confirm the agreement of the transferee to be bound by all of the terms and provisions hereof.

      3. The Corporation shall be entitled to treat the record owner of any shares in the Corporation as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as the Transfer of such shares has been recorded on the books of the Corporation.

  C.  Right of First Offer; Tag Along, Drag Along Rights.
      ---------------------------------------------------

      1. If a Stockholder wishes to Transfer shares of Stock (which Transfer may only be made by way of a sale for cash), the Stockholder wishing to Transfer the shares (the "Offering Stockholder") shall first give thirty days' prior written notice (a "First Offer Notice") to the Corporation stating the desire of such Stockholder to make such Transfer, the number and class of shares to be Transferred (the "First Offer Shares"), and the cash price which such Stockholder proposes to be paid for the First Offer Shares (the "First Offer Price").

      Upon receipt of the First Offer Notice, the Corporation shall have the irrevocable and exclusive option to purchase all, but not less than all, of the First Offer Shares at the First Offer Price. The Corporation's option under this Section C(1) shall be exercisable by written notice to the Stockholder wishing to effect the Transfer given on or before the thirtieth day after the date the First Offer Notice was actually received by the Corporation. Delivery of such a written notice of exercise shall constitute an irrevocable obligation on the part of the Corporation to purchase the First Offer Shares at the First Offer Price.

      If the First Offer Notice has been duly given and the Corporation does not exercise its option and purchase all of the First Offer Shares (or a lesser number consented to by the Stockholder wishing to effect the Transfer), the Stockholder wishing to effect the Transfer shall be free, for a period of 180 days from the expiration of the first offer acceptance period, to sell the First Offer Shares at a cash price not less than 95% of the First Offer Price and on the other material terms set forth in the First Offer Notice, provided that such sale complies with the provisions of Sections A and B hereof.

          If the proposed purchase price of a transferee for the First Offer Shares is less than 95% of the First Offer Price, the Offering Stockholder shall not Transfer any of the First Offer Shares unless the Offering Stockholder first reoffers the First Offer Shares at such lesser cash price to the Corporation by giving 15 days' prior written notice (the "Reoffer Notice") thereof, stating the Offering Stockholder's intention to make such Transfer at such lower cash price (the "Reoffer Price"). The Corporation shall then have the irrevocable and exclusive option to purchase the First Offer Shares at the Reoffer Price, exercisable by written notice to the Offering Stockholder given on or before the 15th day after the date that the Reoffer Notice was actually received by the Corporation. If the Corporation does not then purchase all the First Offer Shares (or a lesser number consented to by the Offering Stockholder), such First Offer Shares may be sold by the Offering Stockholder to a transferee within 60 days following the date of the expiration of the 15-day reoffer acceptance period, at a cash price equal to or greater than the Reoffer Price, provided that such sale complies with the provisions of Sections A and B hereof.

          If the Corporation does not exercise the option to purchase the First Offer Shares at the First Offer Price or at the Reoffer Price, and the Offering Stockholder has not sold the First Offer Shares to a transferee for any reason before the expiration of the 60-day period described above in the event of a Reoffer or, if no Reoffer Notice is given, the 180-day period described above, the Offering Stockholder shall not give a First Offer Notice with respect to a transaction which would require compliance with this Section C(1) for a period of 180 days from the expiration of such 60-day or 180-day period, as the case may be.

          The closing of purchases pursuant to first offer rights granted under this Section C(1) shall take place in the principal executive office of the Corporation at 10:00 a.m. local time on the tenth business day following the delivery to the Offering Stockholder of all notices exercising such first offer rights, or at such other time and/or place as the parties to such purchase may agree. At such closing (a) the Offering Stockholder shall Transfer to the Corporation good and marketable title to the Shares being purchased by the Corporation, free and clear of any lien, claim or encumbrance, by delivery of such instruments of transfer as the Corporation shall reasonably request; and
(b) the Corporation shall pay to the Offering Stockholder the purchase price for the Shares being purchased in cash, by delivery of a certified or bank check or by wire transfer of immediately available funds to such account as such Offering Stockholder shall direct by written notice delivered to the Corporation, not later than two business days before such closing.

          The provisions of this Section C(1) shall not apply to a Transfer described in clauses (1), (3), (4), (5) or (7) of Section A hereof.

          2. If any Stockholder or Stockholders (the "Selling Stockholders"), having complied with the provisions of Section C(1) with respect to such proposed

Transfer and all applicable waiting periods thereunder having expired, propose to Transfer pursuant to clauses (1), (2) or (6) of Section A in a single transaction or a series of related transactions more than 50% of the aggregate number of outstanding shares of the Common Stock (the "Shares"), such Stockholders shall, not later than 30 days before the closing of such proposed Transfer, give written notice of such proposed Transfer to the Corporation, which shall promptly send a copy thereof to each other Stockholder, and each other Stockholder shall have the right (a "Tag Along Right") to require the Selling Stockholders to reduce the number of Shares to be Transferred by the Selling Stockholders, if necessary, and to require the proposed purchaser to purchase from each of the other Stockholders electing to exercise a Tag Along Right that number of Shares equal to the product obtained by multiplying (i) the total number of Shares to be purchased by the purchaser by (ii) the electing Stockholder's Fractional Shares, rounded up to the nearest whole number, such purchase to be upon the same terms and conditions at the same time and place as the sale of Shares by the Selling Stockholders in the proposed Transfer. In order to exercise any Tag Along Right, an electing Stockholder must be able to transfer good and marketable title to such Stockholder's Shares to the purchaser, free and clear of any lien, claim or other encumbrance. For purposes of this Section C, the term "Fractional Shares" means the quotient obtained by dividing (a) the total number of Shares owned by the electing Stockholder, by
(b) the sum of the total number of Shares owned by all electing Stockholders and the Selling Stockholders. Each electing Stockholder shall give written notice of its election to the Selling Stockholders no later than 10 business days after its receipt of the notice from the Corporation described above. This Section C(2) shall not apply to any Selling Stockholder or Stockholders who elect to exercise their Drag Along Rights provided in Section C(3).

          3. If any Stockholder or Stockholders which collectively own at least 662/3% of the outstanding Shares (the "Disposing Stockholders"), having complied with the provisions of Section C(1) with respect to such proposed disposition and all applicable waiting periods thereunder having expired, propose to sell or otherwise dispose of all of the Shares then owned by them in a single transaction or a series of related transactions pursuant to clauses (4) or (6) of Section A (a "Total Disposition"), the Disposing Stockholders shall have the right (a "Drag Along Right") to require each of the other Stockholders to sell and deliver good and marketable title to all of the Shares held by such Stockholder to the purchaser, free and clear of any lien, claim or other encumbrance, upon the same terms and conditions, and at the same time and place, as the Disposing Stockholders sell Shares pursuant to this disposition. The Disposing Stockholders may exercise the Drag Along Right by giving written notice (a "Total Disposition Notice") of such proposed Total Disposition no later than 30 days before the proposed closing of such Total Disposition, identifying the purchaser and describing the consideration to be paid and the other material terms thereof, to the Corporation, which shall promptly send a copy thereof to each other Stockholder.

          4. None of the restrictions contained in this Section C shall apply to any Transfer:

              (a) by a Stockholder to a spouse, child, parent, sibling or grandchild of such Stockholder or to a trust of which there are no beneficiaries other than such Stockholder or one or more of such relatives;

              (b) by a Stockholder which is a corporation, partnership or limited liability corporation to an affiliate (as defined in Rule 405 under the Securities Act) (an "Affiliate") thereof or by a Stockholder which is a partnership to its partners; and

              (c) by a Stockholder to any other person or entity who, prior to such Transfer, is a Stockholder.

     SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

          1.  Election of directors need not be by written ballot.

          2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

     SEVENTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its Stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     EIGHTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

     As a condition precedent to his or her right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him or her for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

     In the event that the Corporation does not assume the defense of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, the Corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided however that the payment of such
                                       -------- -------
expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and further provided that no such advancement of expenses shall
                    ------- --------
be made if it is determined that (i) the Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his or her conduct was unlawful.

     The Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. In addition, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

     All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of Stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

     The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of Stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of the Indemnitees. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation; provided, however,
                                                             --------  -------
that no amendment to this Amended and Restated Certificate of Incorporation shall amend, alter, change or repeal any provision of any Certificate of Designation relating to any outstanding series of the Preferred Stock unless the amendment effectuating such amendment, alteration, change or repeal shall have received the affirmative vote of the holders of the such affected series (voting separately as a class) specified in such Certificate of Designation. The foregoing proviso shall be in addition to any vote of the holders of capital stock of the Corporation otherwise required by applicable law, this Amended and Restated Certificate of Incorporation or any agreement or contract to which the Corporation is a party.

            EXECUTED at Westwood, Massachusetts, on 12/15, 1997.

                                  MODUS MEDIA INTERNATIONAL
                                  HOLDINGS, INC.

                                  By: /s/ Terence Leahy
                                     -----------------------------------
                                     Terence Leahy
                                     President

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                        MODUS MEDIA INTERNATIONAL, INC.

     Modus Media International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors and sole stockholder of the
Corporation, by joint unanimous written consent, duly adopted resolutions setting forth an amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and approving said resolution setting forth the proposed amendment is as follows:

     RESOLVED: That Article 1 of the Certificate of Incorporation of the
               Corporation, be and hereby is, amended to read as follows:

               "The name of the Corporation is Modus Media International Holdings, Inc."

     SECOND:   The Board of Directors and sole stockholder of Modus Media
International, Inc. have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Modus Media International, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Secretary this 10th day of December, 1997.


                                MODUS MEDIA INTERNATIONAL, INC.

                                By: /s/ Alicia T. Brophey
                                   ------------------------------
                                    Alicia T. Brophey
                                    Secretary

                               State of Delaware

                       Office of the Secretary of State

                               -----------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MODUS MEDIA INTERNATIONAL HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF APRIL, A.D. 1998, AT 4:30 O'CLOCK P.M.


                                        /s/ Edward J. Freel
                                        ------------------------------------
                                        Edward J. Freel, Secretary of State

2720120  8100                           AUTHENTICATION: 9038992

981152229                                         DATE: 04-22-98

                           CERTIFICATE OF AMENDMENT
                                      OF
                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                   MODUS MEDIA INTERNATIONAL HOLDINGS, INC.

                            Pursuant to Section 242
                        of the General Corporation Law
                           of the State of Delaware


     MODUS MEDIA INTERNATIONAL HOLDINGS, INC. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     Pursuant to a Written Consent of Board of Directors of the Corporation dated as of April 21, 1998, a resolution was duly adopted, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting said amendment to the stockholders of the Corporation for consideration thereof. The holders of a majority of the issued and outstanding shares of the Common Stock of the Corporation approved said proposed amendment pursuant to a written consent of stockholders in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:  That the first paragraph of Article FOURTH of the Corporation's
           Amended and Restated Certificate of Incorporation be and hereby is deleted in its entirety and the following paragraph is inserted in lieu thereof:

                "FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 33,120,000 shares, consisting of (i) 30,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), (ii) 3,000,000 shares of non-voting Common Stock, $.01 par value per share ("Non-Voting Common Stock"), and (iii) 120,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). The holders of Common Stock, Non-Voting Common Sock and Preferred Stock of the Corporation are referred to herein as the "Stockholders." The Common Stock, Non-Voting Common Stock and Preferred Stock of the Corporation are referred to herein as "Stock."

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereto affixed and this Certificate of Amendment to be signed by its President this 21st day of April, 1998.

                                        MODUS MEDIA INTERNATIONAL
                                        HOLDINGS, INC.

                                        By: /s/ Terence M. Leary
                                           --------------------------
                                            Terence M. Leary
                                            President